SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 16, 2003

KEYCORP
(Exact name of registrant as specified in its charter)

0-21078
(Commission File Number)

Ohio (State or other jurisdiction of incorporation)	34-6542451 (I.R.S. Employer Identification No.)

127 Public Square
Cleveland, Ohio 44114-1306
(Address of principal executive offices and zip code)

(216) 689-6300
(Registrant’s telephone number, including area code)

Item 5. Other Events.

Pursuant to a Preferred Securities Guarantee Agreement, dated December 17, 1998 between Union Bankshares, Ltd., a Delaware corporation (the “Registrant”), and American Securities Transfer & Trust, Inc., as trustee, the Registrant issued a guarantee (the “Guarantee”) relating to the 9% Cumulative Preferred Securities (the “Preferred Securities”) of Union Bankshares Capital Trust I, a Delaware statutory business trust and a wholly-owned subsidiary of the Registrant. Both the Guarantee and the Preferred Securities were registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Act”), under the Registrant’s Registration Statement on Form S-2 (File Nos. 333-66153 and 333-66153-01), filed with the Commission on October 26, 1998.

On January 16, 2003, the Registrant was merged (the “Merger”) with and into KeyCorp, an Ohio corporation (“Key”), pursuant to an Agreement and Plan of Merger, dated January 16, 2003, between Key and the Registrant. By operation of law, Key has succeeded to the Guarantee. Pursuant to Rule 12g-3(a), the Guarantee is deemed to be registered pursuant to Section 12(g) of the Act.

The Merger Agreement is filed herewith as Exhibit No. 2.1

Item 7. Financial Statements and Exhibits.

(a)    None.

(b)    None.

(c)    Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated January 16, 2003, between KeyCorp and Union Bankshares, Ltd.

4.1	Form of Preferred Securities Guarantee Agreement between Union Bankshares, Ltd. and American Securities Transfer & Trust, Inc., incorporated by reference to Exhibit 4.7 to the amendment on Form S-2/A, dated December 9, 1998 to the Registrant’s Registration Statement on Form S-2, dated October 26, 1998 (File No. 333-66153).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2003	KEYCORP (Successor to Union Bankshares, Ltd. by means of a Merger)
	By:	/s/ Daniel R. Stolzer

		Name: Title:	Daniel R. Stolzer Senior Vice President and Associate General Counsel

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated January 16, 2003, between KeyCorp and Union Bankshares, Ltd.

4.1	Form of Preferred Securities Guarantee Agreement between Union Bankshares, Ltd. and American Securities Transfer & Trust, Inc., incorporated by reference to Exhibit 4.7 to the amendment on Form S-2/A, dated December 9, 1998 to the Registrant’s Registration Statement on Form S-2, dated October 26, 1998 (File No. 333-66153).

3